Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-126016, 333-152705, 333-166434, 333-195410, 333-217414, 333-219063, 333-231988, 333-256752, 333-272520 and 333-274321) of Patterson-UTI Energy, Inc. of our reports dated February 16, 2023, with respect to the consolidated financial statements of NexTier Oilfield Solutions Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
September 5, 2023